Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-42549 of Cendant Corporation on Form S-8 of our report dated June 23, 2000, appearing in this Annual Report on Form 11-K of Cendant Corporation Employee Savings plan for the year ended December 31, 1999.





/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP
New York, New York
June 23, 2000